Exhibit 10.25

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of April 26, 2005 (the “Amendment Date”) by and between John Reeves (the “Executive”), and Collegiate Funding Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”).

WHEREAS, Executive is currently employed as Executive Vice President of Government Relations of the Company pursuant to an employment agreement dated July 9, 2004, between Executive and the Company (the “Employment Agreement”); and

WHEREAS, at the request of the Board of Directors of the Company, Executive has also been serving as Acting Chief Operating Officer of the Company; and

WHEREAS, in recognition of Executive’s contributions to the success and accomplishments of the Company and to provide additional incentive for the Executive’s continued contributions and accomplishments, the Company wishes amend the terms of the Employment Agreement as set forth herein; and

WHEREAS, the Company and Executive agree to enter into such amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

Definitions. Capitalized terms not defined herein shall have the meaning set forth in the Employment Agreement.

Section 1(a) of the Employment Agreement is amended and restated in its entirety to read as follows:

(a)	Executive hereby agrees to be employed by the Company as Executive Vice President and Chief Operating Officer of the Company, and Company hereby agrees to employ Executive in such capacity. To the extent required by law, Executive’s employment under this Agreement shall be maintained through the primary subsidiary of the Company, Collegiate Funding Services, L.L.C. (“CFS”), or another wholly owned subsidiary of the Company used to employ Company executives, and in such case any reference in this Agreement to employment or termination of employment with the Company shall be deemed to include employment or termination of employment with CFS or such other subsidiary.

A.	Section 1(b) of the Employment Agreement is amended and restated in its entirety to read as follows:

(b)	The period of Executive’s employment under this Agreement (the “Term”) shall begin on July 9, 2004 (the “Effective Date”) and end on the third anniversary of the Effective Date, unless sooner terminated in accordance with Section 12 hereof.

B.	Section 1(c) of the Employment Agreement is amended and restated in its entirety to read as follows:

(c)	The Term shall automatically be extended for an additional one-year period one-year period each July 9, beginning July 9, 2007, unless either Executive or the Company delivers written notice to the other party, not later than 60 days before the end of the Term (including extensions) of their election that the Term not be extended.

C.	Section 2(a) of the Employment Agreement is amended and restated in its entirety to read as follows:

(a)	For the period starting on the Effective Date and ending on the first day of the first full pay period following the Amendment Date, the Company shall pay Executive an annual salary at the rate of two hundred twenty thousand dollars ($220,000). Starting on the first day of the first full pay period following the Amendment Date, the Company shall pay Executive an annual salary at the rate of three hundred twenty-five thousand dollars ($325,000.00) (such annual salary, as applicable, the “Base Salary”). The Base Salary shall be inclusive of all applicable income, Social Security and other taxes and charges which are required by law or requested to be withheld by Executive and which shall be withheld and paid in accordance with Company’s normal payroll practice for its similarly situated executives as in effect from time to time.

D.	There is added a new Section 6(d) to the read as follows:

Upon a Change of Control (as defined in Section 11.3(a)), All Stock Options and/or Restricted Shares held by Executive shall fully vest and, as applicable, be exercisable immediately, and all restrictions on Restricted Shares shall lapse.

E.	Section 11.3(d) of the Employment Agreement is deleted in its entirety.

PART II. GENERAL

A.	Except as set forth in Section 2 of this Amendment, the Employment Agreement remains in full force and effect.

B.	This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed the day and year first written above.

COMPANY

Collegiate Funding Services, Inc.

By: ________________________

EXECUTIVE

___________

John Reeves
Title: Executive Vice President and Chief Operating Officer

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